Exhibit 10.4

METROPOLITAN BANK HOLDING CORP.

2009 EQUITY INCENTIVE PLAN

Adopted: may 18, 2009

METROPOLITAN BANK HOLDING CORP.

2009 EQUITY INCENTIVE PLAN

1	PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

1.1.	Purpose. The purpose of this 2009 Equity Incentive Plan (the “Plan”) is to afford an incentive to employees, directors, officers, consultants, advisors, suppliers and any other person or entity whose services are considered valuable (collectively, the “Service Providers”) to Metropolitan Bank Holding Corp., a New York corporation (the “Company”), or any Affiliate of the Company, which now exists or hereafter is organized or acquired by the Company, to continue as Service Providers, to increase their efforts on behalf of the Company or Affiliate and/or to promote the success of the Company's business, by providing such Service Providers with opportunities to acquire a proprietary interest in the Company by the issuance of shares of Common Stock of the Company (the “Shares’), and the grant of options to purchase Shares, restricted Shares awards (“Restricted Shares”), restricted Share units and other Share-based Awards pursuant to the Plan.

1.2.	Types of Awards. The Plan is intended to enable the Company to issue Awards under varying tax regimes, including, without limitation:

(i)	Restricted Shares;

(ii)	Incentive Stock Options within the meaning of Section 422 of the Code;

(iii)	Nonqualified Stock Options;

(iv)	Stock Appreciation Rights;

(v)	Restricted share units; and

(vi)	other stock-based Awards pursuant to Section 10 hereof.

2	DEFINITIONS.

2.1.	Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (ii) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to that it as amended from time to time and shall include any successor law, (iii) reference to a person shall means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety and not to any particular provision hereof and (v) all references herein to Sections shall be construed to refer to Sections to this Plan.

2.2.	Defined Terms. The following terms shall have the meanings ascribed to them in this Section 2:

2.2.1.	“Affiliate” shall mean an affiliate of, or person affiliated with, a specified person or company or other trade or business that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2.2.	“Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange or trading system on which the Shares are then traded or listed.

2.2.3.	“Award” shall mean any Option, Restricted Share, RSU, Stock Appreciation Right or any other Share-based award, granted to a Grantee under the Plan and any Share issued pursuant to the exercise thereof.

2.2.4.	“Board” shall mean the Board of Directors of the Company.

2.2.5.	“Bonus Shares” shall mean any shares of capital stock of the Company distributed to existing stockholders of the Company as a result of a dividend, stock split or other similar distribution.

2.2.6.	“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

2.2.7.	“Committee” shall mean a committee established or designated by the Board to administer the Plan, subject to Section 3.1.

2.2.8.	“Common Stock” shall mean the common stock, $0.01 par value per share, of the Company.

2.2.9.	“Disability” shall mean (i) the inability of a Grantee to engage in any substantial gainful activity on behalf of the Company by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 6 months, as determined by a medical doctor satisfactory to the Committee or, if applicable, (ii) a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

2.2.10.	“Employee” shall mean a person who is employed by the Company or any of its Affiliates.

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2.2.11.	“Exercise Period” shall mean the period, commencing on the date of grant of an Option, during which an Option shall be exercisable, subject to any vesting provisions thereof and the termination provisions hereof or as set forth in the individual Option Agreement evidencing such Option.

2.2.12.	“Exercise Price” shall mean the exercise price for each Share of Common Stock covered by an Option.

2.2.13.	“Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per Share on the securities exchange on which the Shares of Common Stock are principally traded for the last preceding date on which there was a sale of such Shares on such exchange; or (ii) if the Shares of Common Stock are listed on The Nasdaq Global Market, the closing sales price per Share on The Nasdaq Global Market on the last preceding date on which there was a sale of such Share on The Nasdaq Global Market; or (iii) if the Shares of Common Stock are then traded in another over-the-counter market, the closing sales price per Share in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market; (iv) if the Shares are not then listed on a securities exchange or market or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine which determination shall be conclusive and binding on all parties, and shall be made after such consultations with outside legal, accounting and other experts as the Committee may deem advisable. The Committee shall maintain a written record of its method of determining such value. If the Shares are listed or quoted on more than one established stock exchange or national market system, the Committee shall determine the appropriate exchange or system for the purpose of determination of Fair Market Value.

2.2.14.	“Grantee” shall mean a person who receives a grant of Award under the Plan, and who at the time of grant is a Service Provider of the Company or any Affiliate thereof.

2.2.15.	“Non-Employee” shall mean a consultant, adviser, director, or any other Service Provider who is not an Employee.

2.2.16.	“Nonqualified Stock Option” shall mean any Option, which Option is not designated as, or does not meet the conditions for, an Incentive Stock Option.

2.2.17.	“Options” shall mean all options to purchase Shares granted as Incentive Stock Options and Non-Qualified Stock Options.

2.2.18.	“Parent” shall mean any company (other than the Company), which now exists or is hereafter organized, (i) in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or, if applicable, (ii) as defined in Section 424(e) of the Code.

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2.2.19.	“Retirement” shall mean a Grantee's retirement pursuant to Applicable Law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Affiliates in which the Grantee participates.

2.2.20.	“Securities Act” shall mean United States Securities Act of 1933, as amended.

2.2.21.	“Subsidiary” shall mean any company (other than the Company), which now exists or is hereafter organized or acquired by the Company, (i) in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or, if applicable, (ii) as defined in Section 424(f) of the Code.

2.2.22.	“Stock Appreciation Right” or “SAR” shall mean a right to receive, in cash or shares of Common Stock (as determined by the Committee), value with respect to a specific number of shares of Common Stock equal to or otherwise based on the excess of (i) the Fair Market Value of a share of Common Stock at the time of exercise over (ii) the exercise price of the right (which shall be no less than the Fair Market Value of a share of Common Stock on the date of grant of the right), subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

2.2.23.	“Ten Percent Shareholder” shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary.

3.	ADMINISTRATION.

3.1.	The Plan shall be administered by the Committee. In lieu of appointing a Committee, the Plan may be administered by the Board. In the event that an action necessary for the administration of the Plan is required under law to be taken by the Board, then such action shall be so taken by the Board. In any such event, all references herein to the Committee shall be construed as references to the Board.

3.2.	The Board shall appoint or shall have appointed the members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused, provided that the composition of the Committee shall at all times be in compliance with any mandatory requirements of Applicable Law. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable and subject to requirements of Applicable Law.

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3.3.	Subject to the terms and conditions of this Plan and any mandatory provisions of Applicable Law, and in addition to the Committee's powers contained elsewhere in this Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to determine any of the following:

(i)	eligible Grantees,

(ii)	grants of Awards and setting the terms and provisions of Option Agreements, Restricted Share Agreements, Restricted Share Unit Agreements (none of which need be identical) and any other agreements or instruments under which Awards are made, including, but not limited to, the number of Shares underlying each Award,

(iii)	the time or times at which Awards shall be granted,

(iv)	the schedule and conditions on which Awards may be exercised,

(v)	the Exercise Price,

(vi)	to interpret the Plan,

(vii)	prescribe, amend and rescind rules and regulations relating to and for carrying out the Plan, as it may deem appropriate,

(viii)	the Fair Market Value of the Shares, and

(ix)	any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and any Award thereunder.

3.4.	Grants of Awards shall be made pursuant to written notice to Grantees setting forth the terms of the Award. Such notice shall designate the type of Award as one of the following: (i) Incentive Stock Option, (ii) Nonqualified Stock Option, (iii) Restricted Shares, (iv) Restricted Share Units, (v) Stock Appreciation Rights, or (vi) any other type of Award. Notwithstanding the foregoing, written notice may be substituted by delivery of the applicable written Award agreement evidencing the Award.

3.5.	Subject to the mandatory provisions of Applicable Law, the grant of any Award shall be deemed to include an authorization of the issuance of shares of Common Stock upon the due exercise thereof.

3.6.	All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any Awards under this Plan, unless otherwise determined by the Board. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	ELIGIBILITY.

4.1.	Awards may be granted to Service Providers of the Company and any Affiliate of the Company. A person who has been granted an Award hereunder may be granted additional Awards, if the Committee shall so determine, subject to the limitations herein. In determining the persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

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5.	SHARES.

The initial number of Shares of Common Stock reserved for the grant of Awards under the Plan shall be 123,000 Shares. Any share underlying an Award granted hereunder which has expired, or was cancelled or terminated or forfeited for any reason without having been exercised, shall be automatically, and without any further action on the part of the Company or any Grantee, returned to the “pool” of reserved Shares hereunder and shall again be available for grant for the purposes of this Plan (unless this Plan shall have been terminated) or unless the Board determines otherwise. The Board may, subject to any other approvals required under any Applicable Law, increase or decrease the number of Shares of Common Stock to be reserved under the Plan. Such Shares may, in whole or in part, be authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company. Any Shares of Common Stock which are not subject to outstanding Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee or a written notice delivered by the Company and accepted by the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement or the terms referred to in Sections 7 and 8 below. Notwithstanding the foregoing, such Options shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Option Agreements entered into under the Plan need not be identical.

6.1.	Number of Shares. Each Option Agreement shall state the number of Shares covered by the Option.

6.2.	Type of Option. Each Option Agreement shall specifically state the type of Option granted thereunder and whether it constitutes an Incentive Stock Option, or Nonqualified Stock Option.

6.3.	Exercise Price. Each Option Agreement shall state the Exercise Price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares covered by the Option on the date of grant. In the case of an Incentive Stock Option granted to any Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of the Shares covered by the Option on the date of grant. In no event shall the Exercise Price of an Option be less than the par value of the Shares for which such Option is exercisable.

6.4.	Manner of Exercise. An Option may be exercised, as to any or all Shares as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company or to such other person as determined by the Company, specifying the number of Shares with respect to which the Option is being exercised, accompanied by payment of the Exercise Price for such Shares in the manner specified in the following sentence. The Exercise Price shall be paid in full with respect to each Share, at the time of exercise, either in (i) cash, or (ii) in such other manner as the Company shall implement from time to time, which may include procedures for cashless exercise.

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6.5.	Term and Vesting of Options. Each Option Agreement shall provide the vesting schedule for the Option as determined by the Committee. To the extent permitted under Applicable Law, the Committee shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The Option Agreement may contain performance goals and measurements, and the provisions with respect to any Option need not be the same as the provisions with respect to any other Option. The Exercise Period of an Option will be specified in the Option Agreement but in no event shall the Exercise Period exceed ten (10) years from the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such Exercise Period shall not exceed five (5) years from the date of grant of such Option (as further described in Section 8.2 of this Plan). At the expiration of the Exercise Period, all unexercised Options shall become null and void.

6.6.	Termination.

6.6.1.	Except as provided in this Section 6.6 and in Section 6.7 hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director, officer, consultant, advisor or supplier relationship with the Company or a Subsidiary thereof or, in the case of an Incentive Stock Option, a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies, and unless the Grantee has remained continuously so employed or in the director, officer, supplier, consultant, or advisor relationship since the date of grant of the Option. In the event that the employment or director, officer or consultant, advisor or supplier relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are vested and exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within up to ninety (90) days after the date of such termination (or such different period as the Committee shall prescribe); provided, however, that if the Company (or the Subsidiary, when applicable) shall terminate the Grantee’s employment or service for Cause (as defined below) or if following the Grantee’s termination of employment or service, circumstances arise or are discovered with respect to the Grantee that would have constituted Cause for termination of his or her employment or service, all Options theretofore granted to such Grantee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination (or on which such circumstance arise or are discovered, as the case may be) unless otherwise determined by the Committee.

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6.6.2.	In the case of a Grantee whose principal employer is an Affiliate, the Grantee’s employment shall also be deemed terminated for purposes of this Section 6.6 as of the date on which such principal employer ceases to be a Subsidiary. Notwithstanding anything to the contrary, the Committee, in its absolute discretion may, on such terms and conditions as it may determine appropriate, extend the periods for which the Options held by any individual may continue to vest and be exercisable; provided, that such Options may lose their status as Incentive Stock Options under applicable law and be deemed Nonqualified Stock Options in the event that the period of vesting and/or exercisability of any option is extended beyond the later of: (i) one hundred and eighty (180) days after the date of cessation of employment or performance of services; or (ii) the applicable period under Section 6.7 below.

6.6.3.	For purposes of this Plan, the term “Cause” shall mean any of the following: (a) fraud, embezzlement or felony or similar act by the Grantee; (b) an act of moral turpitude by the Grantee, or any similar act, to the extent that such act causes significant injury to the reputation, business or business relationship of the Company (or a Subsidiary or Affiliate thereof); (c) any breach by the Grantee of an agreement between the Company or any Subsidiary or Affiliate thereof and the Grantee (including breach of confidentiality, non-competition or non-solicitation covenants); or (d) any circumstances that constitute grounds for termination for cause under the Grantee’s employment, consulting or service agreement with the Company or Affiliate, to the extent applicable, or under any policies in effect relating to employment by the Company or any of its Subsidiaries or Affiliates known by or that should have been known by the Grantee.

6.7.	Death, Disability or Retirement of Grantee. If a Grantee shall die while employed by, or performing service for, the Company or an Affiliate, or die within the one (1) year period after the date of termination of such Grantee's employment or service (or within such different period as the Committee may have provided pursuant to Section 6.6 hereof), or if the Grantee's employment or service shall terminate by reason of Disability, all Options theretofore granted to such Grantee may (to the extent otherwise vested and exercisable and unless earlier terminated in accordance with their terms), be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within one (1) year after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or Disabled Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or service of a Grantee shall terminate on account of such Grantee's Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within the three (3) month period after the date of such Retirement (or such different period as the Committee shall prescribe).

6.8.	Suspension of Vesting. Unless the Committee provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence, other than in the case of any (a) leave of absence which was pre-approved by the Company, (b) maternity leave in accordance with Company policy in effect from time to time or (c) transfers between locations of the Company or between the Company, any Affiliate, or any respective successor thereof.

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6.9.	Other Provisions. The Option Agreement evidencing Awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine, at or after the date of grant, including without limitation, provisions in connection with the restrictions on transferring the Awards, which shall be binding upon the Grantees, and other terms and conditions as the Committee shall deem appropriate.

7.	NONQUALIFIED STOCK OPTIONS.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject to the general terms and conditions specified in Section 6 hereof and other applicable provisions of the Plan.

8.	INCENTIVE STOCK OPTIONS.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other applicable provisions of the Plan:

8.1.	Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which all Incentive Stock Options granted under this Plan and all other option plans of any Subsidiary or Affiliate become exercisable for the first time by each Grantee during any calendar year shall not exceed one hundred thousand United States dollars ($100,000) with respect to such Grantee. To the extent that the aggregate Fair Market Value of Shares with respect to which the Incentive Stock Options are exercisable for the first time by any Grantee during any calendar years exceeds one hundred thousand United States dollars ($100,000), such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking options into account in the order in which they were granted, with the Fair Market Value of any Share to be determined at the time of the grant of the Option. In the event the foregoing results in the portion of an Incentive Stock Option exceeding the one hundred thousand United States dollars ($100,000) limitation, only such excess shall be treated as a Nonqualified Stock Option.

8.2.	Ten Percent Shareholder. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (i) the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant of such Incentive Stock Option, and (ii) the Exercise Period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

8.3.	Exercise Following Termination. Notwithstanding anything else in this Plan to the contrary, Incentive Stock Options that are not exercised within ninety (90) days following termination of Grantee’s employment in the Company or its Affiliates and Subsidiaries, or within one year in case of termination of Grantee’s employment in the Company or its Affiliates and Subsidiaries due to a disability (within the meaning of section 22(e)(3) of the Code), shall be deemed to be Nonqualified Stock Options.

8.4.	Notice to Company of Disqualifying Disposition. Each Grantee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Grantee makes a Disqualifying Disposition of any Shares of Common Stock acquired upon exercise of an Incentive Stock Option (“ISO Shares”). A “Disqualifying Disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date the Grantee was granted the Incentive Stock Option, or (ii) one year after the date the Grantee acquired Shares by exercising the Incentive Stock Option. If the Grantee dies before such ISO Shares are sold, these holding period requirements do not apply and no disposition of the Shares of Common Stock acquired upon exercise of the Incentive Stock Option will be deemed a Disqualifying Disposition.

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9.       RESTRICTED SHARES.

The Committee may award Restricted Shares to any eligible Grantee. Each Award of Restricted Shares under the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Restricted Share Agreement”), in such form as the Committee shall from time to time approve. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical. The Restricted Share Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Restricted Share Agreement:

9.1.	Number of Shares. Each Restricted Share Agreement shall state the number of Shares covered by an Award.

9.2.	Purchase Price. Each Restricted Share Agreement may state an amount of purchase price, if any, to be paid by the Grantee in consideration for the issuance of the Restricted Shares and the terms of payment thereof, which may include payment by issuance of promissory notes or other evidence of indebtedness on such terms and conditions as determined by the Committee; provided that in no event shall payment be made by issuance of any evidence of indebtedness if such issuance would be a violation of Applicable Law.

9.3.	Vesting. Each Restricted Share Agreement shall provide the vesting schedule for the Restricted Shares as determined by the Committee, provided that (to the extent permitted under Applicable Law) the Committee shall have the authority to determine the vesting schedule based on the passage of time and/or such performance criteria as deemed appropriate by the Committee.

9.4.	Restrictions. Except as otherwise provided in Section 13.1 hereof, Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, for such period as the Committee shall determine from the date on which the Award is granted (the “Restricted Period”). Certificates for shares issued pursuant to Restricted Share Awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Committee, be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an Award the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded Restricted Shares on successive anniversaries of the date of such Award.

9.5.	Forfeiture. Subject to such exceptions as may be determined by the Committee from time to time in its sole discretion, if the Grantee's continuous employment with the Company or any Subsidiary shall terminate for any reason prior to the vesting date or expiration of the Restricted Period of an Award or, if applicable, prior to the payment in full of the purchase price of any Restricted Shares with respect to which the vesting date or the Restricted Period has expired, any shares remaining subject to vesting or restrictions or with respect to which the purchase price has not been paid in full, shall thereupon be forfeited and shall be deemed transferred to, and reacquired by, or cancelled by, as the case may be, the Company at no cost to the Company, subject to all Applicable Laws. Upon forfeiture of Restricted Shares, the Grantee shall have no further rights with respect to such Restricted Shares.

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9.6.	Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such Restricted Shares, subject to Section 9.4, including the right to vote and receive dividends with respect to such shares. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.	RESTRICTED SHARE UNITS.

10.1.	A restricted Share unit (an “RSU”) is an Award covering a number of Shares that is settled by issuance of those Shares or cash equal to the Fair Market Value of those Shares. Each grant of RSUs under the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Restricted Share Unit Agreement”), in such form as the Committee shall from time to time approve. Such RSUs shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Unit Agreements entered into under the Plan need not be identical.

10.2.	Other than the par value of the Shares, no payment of cash shall be required as consideration for RSUs. RSUs may or may not be subject to vesting as determined by the Committee which may be based on the passage of time and/or such performance criteria as deemed appropriate by the Committee. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Unit Agreement.

10.3.	No voting or dividend rights as a shareholder shall exist prior to the actual issuance of Shares in the name of the Grantee. Each Restricted Share Unit Agreement shall specify its term and any conditions on the time or times for settlement, and provide for expiration prior to the end of its term in the event of termination of employment or service providing to the Company, and may provide for earlier settlement in the event of the Grantee’s death, Disability or other events.

10.4.	Settlement of vested RSUs shall be made within seventy-five (75) days of vesting in the form of Shares or cash equal to the Fair Market Value of those Shares as of the date of vesting.

11.	OTHER SHARE OR SHARE-BASED AWARDS.

The Committee may grant other Awards under the Plan pursuant to which Shares (which may, but need not, be Restricted Shares pursuant to Section 9 hereof), cash or a combination thereof, are or may in the future be acquired or received, or Awards denominated in stock units, including units valued on the basis of measures other than market value. The Committee may also grant Stock Appreciation Rights with or without the grant of an accompanying Option, which rights shall permit the Grantees to receive, at the time of any exercise of such rights, cash equal to the amount by which the Fair Market Value of all Shares in respect to which the right was granted exceeds the exercise price thereof.

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12.	EFFECT OF CERTAIN CHANGES.

12.1.	General. With respect to Common Stock, in the event of a subdivision of the outstanding Share of the Company, any payment of a stock dividend (distribution of bonus Shares), a recapitalization, a reorganization (which may include a combination or exchange of shares), a consolidation, a stock split, a reverse stock split, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, the Committee shall make such adjustments as determined by the Committee to be appropriate in order to adjust (i) the number of Shares available for grants of Awards, (ii) the number of Shares covered by outstanding Awards, and (iii) the exercise price per Share covered by any Award; provided, however, that any fractional Shares resulting from such adjustment shall be rounded down to the nearest whole Share and that the Company shall have no obligation to make any cash or other payment with respect to such fractional Shares.

12.2.	Merger and Sale of Company. In the event of (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all or substantially all of the Shares of the Company; (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another corporation; (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation; or (v) such other transaction that is determined by the Committee to be a transaction having a similar effect (all such transactions being herein referred to as a “Merger/Sale”), then, without the Grantee’s consent and action:

12.2.1.	The Committee in its sole and absolute discretion may cause that any Award then outstanding shall be assumed or an equivalent Award shall be substituted by such successor corporation of the Merger/Sale or any parent or Affiliate thereof as determined by the Board is its discretion (the “Successor Corporation”), under substantially the same terms as the Award;

12.2.2.	In the event that the Successor Corporation does not agree to assume the Award or to substitute an equivalent Award, then the Committee may (but shall not be obligated to), in lieu of such assumption or substitution of the Award and in its sole discretion, (i) provide for the Grantee to have the right to exercise the Award, or otherwise for the acceleration of vesting of such Award, as to all or part of the Shares, including Shares covered by the Award which would not otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine, including the cancellation of all unexercised Awards upon closing of the Merger/Sale; and/or (ii) provide for the cancellation of each outstanding Award at the closing of such Merger/Sale, and payment to the Grantee of an amount in cash as determined by the Committee to be fair in the circumstances, subject to such terms and conditions as determined by the Committee.

12.3.	Reservation of Rights. Except as expressly provided in this Section 12, the Grantee of an Award hereunder shall have no rights by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend (bonus shares), any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, Merger/Sale, or consolidation, divestiture or spin-off of assets or shares of another company. Any issue by the Company of shares of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right pof power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

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13.	NON-TRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY.

13.1.	All Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution. Awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative, to the extent provided for herein. Any transfer of an Award not permitted hereunder (including transfers pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse) and any grant of any interest in any Award to, or creation in any way of any interest in any Award by, any party other than the Grantee shall be null and void and shall not confer upon any party or person, other than the Grantee, any rights.

14.	CONDITIONS UPON ISSUANCE OF SHARES

14.1.	Legal Compliance. Shares of Common Stock shall not be issued pursuant to the exercise of an Award, unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws as determined by counsel to the Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.2.	Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make other representations as may be required under applicable securities laws if, in the opinion of counsel for the Company, such representations are required, all in form and content specified by the Company.

15.	AGREEMENT BY GRANTEE REGARDING TAXES.

15.1.	The Company or any Subsidiary or Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes which the Company or any Subsidiary or Affiliate is required by any Applicable Law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include, without limitation, (i) requiring a Grantees to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) subject to Applicable Law, allowing the Grantees to provide Shares to the Company, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Grantee until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

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16.	RIGHTS AS A STOCKHOLDER; VOTING AND DIVIDENDS.

16.1.	Subject to Section 9.6, a Grantee shall have no rights as a shareholder of the Company with respect to any Shares covered by the Award until the date of the issuance of a share certificate to the Grantee for such Shares. The Grantee shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Award, nor shall they be deemed to be a class of shareholders, until registration of the Grantee as the holder of such Shares in the Company’s register of shareholders upon exercise of the Award in accordance with the provisions of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 12 hereof.

16.2.	The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other applicable law.

17.	NO REPRESENTATION BY COMPANY.

By granting the Awards, the Company is not, and shall not be deemed as, granting any representation or warranties to the Grantee regarding the Company, its business affairs, its prospects or the future value of its Shares.

18.	NO RETENTION RIGHTS.

Nothing in the Plan or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or be in a consultant, advisor, director, officer or supplier relationship with, the Company or any Subsidiary or Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or service. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or be in a consultant, advisor, director, officer or supplier relationship with, the Company or any Subsidiary or Affiliate.

19.	PERIOD DURING WHICH AWARDS MAY BE GRANTED.

Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the Effective Date. From the tenth (10th) anniversary of the Effective Date no grants of Awards may be made and the Plan shall continue to be in full force and effect solely with respect to such Awards that remain outstanding. The Plan shall terminate at such time after the tenth (10th) anniversary of the Effective Date that no Awards remain outstanding.

20.	TERM OF AWARD

Anything herein to the contrary notwithstanding, if any Award, or any part thereof, has not been exercised and the Shares covered thereby not paid for within the term of the Award as determined by the Committee, which in any event shall not exceed ten (10) years after the date on which the Award was granted, as set forth in the Award Agreement in the Grantee’s Award, such Award, or such part thereof, and the right to acquire such Shares shall terminate, and all interests and rights of the Grantee in and to the same shall expire.

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21	AMENDMENT AND TERMINATION OF THE PLAN.

The Board at any time and from time to time may suspend, terminate, modify or amend the Plan, whether retroactively or prospectively; provided, however, that, unless otherwise determined by the Board, an amendment which requires shareholder approval in order for the Plan to continue to comply with any Applicable Law shall not be effective unless and until approved by the requisite vote of shareholders, and provided further that except as provided herein, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted, unless the written consent of the respective Grantee is obtained.

22.	APPROVAL.

The Plan shall be effective as of its adoption by the Board (the “Effective Date”), subject to the subsequent approval of the Company’s shareholders.

23.	GOVERNING LAW; JURISDICTION.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York.

24.	NON-EXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval (to the extent required under Applicable Law), shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.

25.	Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder are exempt from Section 409A of the Code or are structured in a manner that would not cause a Participant to be subject to taxes and interest pursuant to Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to become subject to taxation under Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code.

26.	MISCELLANEOUS.

26.1.	Additional Terms. Each Award awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

26.2.	Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with the applicable law as it shall then appear.

26.3.	Captions and Titles. The use of captions and titles in this Plan or any Option Agreement, Restricted Share Agreement or other Award related agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such agreement.

*         *         *

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FIRST AMENDMENT TO THE

METROPOLITAN BANK HOLDING CORP.

2009 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of Metropolitan Bank Holding Corp. (the “Company”) adopted the Metropolitan Bank Holding Corp. 2009 Equity Incentive Plan (“the “Plan”), which was approved by the Company’s shareholders in 2009; and

WHEREAS, the Plan originally reserved a total of 123,000 shares of common stock of the Company (the “Shares”) for issuance to employees and non-employee directors; and

WHEREAS, Section 5 of the Plan provides that the Board may increase or decrease the number of Shares which may be issued under the Plan, subject to any approvals required under applicable law; and

WHEREAS, Section 21 of the Plan provides that the Board may amend the Plan from time to time; and

WHEREAS, the Board wishes to amend the Plan as set forth herein, in order to reserve an additional 300,000 Shares for issuance under the Plan; and

WHEREAS, the Board wishes to submit this First Amendment to the Company’s shareholders for approval at the Company’s 2013 special meeting of shareholders.

NOW THEREFORE, the Plan is hereby amended as follows, effective upon the approval of the Company’s shareholders:

1.       Amendment to Section 5 of the Plan. The first sentence of Section 5 of the Plan is hereby amended and restated to read as follows:

“The number of Shares of Common Stock reserved for the grant of Awards under the Plan shall be 423,000, which reflects the initial number of Shares reserved for the grant of Awards under the Plan (123,000) plus an additional 300,000, which are added pursuant to the terms of this amendment.

2.       All other provisions of the Plan shall remain unchanged and shall continue in effect.

IN WITNESS WHEREOF, the Board has adopted this First Amendment as of the date of the Company’s 2013 special meeting of shareholders.

METROPOLITAN BANK HOLDING CORP.

By:	/s/ Mark R. DeFazio

SECOND AMENDMENT TO THE

METROPOLITAN BANK HOLDING CORP.

2009 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of Metropolitan Bank Holding Corp. (the “Company”) adopted the Metropolitan Bank Holding Corp. 2009 Equity Incentive Plan (“the “Plan”), which was approved by the Company’s shareholders in 2009; and

WHEREAS, Section 5 of the Plan provides that the Board may increase or decrease the number of shares of common stock of the Company (the “Shares”) which may be issued under the Plan, subject to any approvals required under applicable law; and

WHEREAS, Section 21 of the Plan provides that the Board may amend the Plan from time to time; and

WHEREAS, the Board wishes to amend the Plan as set forth herein, in order to reserve an additional 760,000 Shares for issuance under the Plan; and

WHEREAS, the Board wishes to submit this Second Amendment to the Company’s shareholders for approval at the Company’s 2016 annual meeting of shareholders.

NOW THEREFORE, the Plan is hereby amended as follows, effective upon the approval of the Company’s shareholders:

1.       Amendment to Section 5 of the Plan. The first sentence of Section 5 of the Plan is hereby amended and restated to read as follows:

“The number of Shares of Common Stock reserved for the grant of Awards under the Plan shall be 1,183,000, which reflects the number of Shares reserved for the grant of Awards under the Plan (423,000), as amended, plus an additional 760,000, which are added pursuant to the terms of this amendment.

2.       All other provisions of the Plan shall remain unchanged and shall continue in effect.

IN WITNESS WHEREOF, the Board has adopted this Second Amendment as of the date of the Company’s 2016 annual meeting of shareholders.

METROPOLITAN BANK HOLDING CORP.

By:	/s/ Mark R. DeFazio